UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2006

Naturade, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14370 Myford Rd., Suite 100, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-573-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2006, Naturade, Inc. ("Naturade") and Howard Shao ("Shao") entered into the Fourth Amendment to Loan Agreement dated as of August 31, 2000. Under the Loan Agreement, Naturade was required to pay the total principal of $92,345, plus accrued interest of $32,751, on December 31, 2005. Under the Fourth Amendment, Naturade will be required to pay $10,000 as interest on March 31, 2006 and the total principal of $92,345 plus interest of $22,751 on June 30, 2006.

A copy of the Fourth Amendment To Loan Agreement is attached as Exhibit 99.1.

On March 24, 2006, Naturade and Bill D. Stewart ("Stewart"), the President and CEO of the Company, agreed to a Second Amendment to the Amended and Restated Employment Agreement dated January 2, 2000 (the "Employment Agreement") whereby the term of the Employment Agreement was extended to December 31, 2006 with automatic annual extensions subject to a 90 day notice provision.

A copy of the Second Amendment to Amended and Restated Employment Agreement is attached as Exhibit 99.2.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc

March 29, 2006	By:	/s/Stephen M. Kasprisin

Name: Stephen M. Kasprisin
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Fourth Amendment to Loan Agreement dated as of March 24, 2006, by and between Naturade, Inc. and Howard Shao.
99.2	Second Amendment to Amended and Restated Employment Agreement dated as of March 24, 2006, by and between Naturade, Inc. and Bill D. Stewart.